Exhibit 10.4

Mota Group, Inc

MOTA GROUP, INC.

Subscription and Investor Rights Agreement

THIS SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT is between the undersigned investor (the “Investor”) and MOTA GROUP, INC. (the “Company”).

WHEREAS, the Investor desires to purchase from the Company and the Company desires to sell to the Investor a convertible promissory note (the “Note”) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company and the Investor agree as follows:

1.          Subscription. The Investor hereby agrees to purchase a Note in the aggregate principal amount set forth on the signature page. The Note has the rights, preferences and privileges set forth in this Agreement and in form of Note, as attached as Appendix B to the Company’s Summary of Terms for Convertible Note Financing (the “Offering Memorandum”), and which is to be filed by the Company upon receipt of the minimum aggregate subscription amount, as such term is used in the Offering Memorandum.

THE INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE NOTE INVOLVES A HIGH DEGREE OF RISK, AND THAT THE NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE INVESTOR WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

2.          Execution and Acceptance of Subscription and Investors Rights Agreement. Upon the execution hereof by the Investor and full payment of the principal amount of the Note, subject to acceptance by the Company, the Company will issue to the Investor the Note subscribed for by the Investor.

3.          Access to Information; Independent Investigation. The Investor hereby acknowledges that:

a.           The Investor has read this Subscription and Investor Rights Agreement and the Offering Memorandum (collectively, the “Investment Documents”).

b.           In making the decision to purchase the Note and the securities into which the Note is convertible, the Investor and the Investor’s advisors have, prior to any sale to the Investor, been given the opportunity to examine all books and records of the Company and all contracts and documents relating to the Company, as well as an opportunity to ask questions of, and to receive answers from, the Company related to its business and this offering and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor. The Investor and the Investor’s advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note that have been requested by the Investor.

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Mota Group, Inc

c.           No statements, promises, warranties or representations have been made to the Investor or the Investor’s advisors concerning the Note of the securities into which the Note is convertible, the Company, its business or prospects, or other matters, by the Company, the Company’s officers or employees, or any other person or entity, except as expressly set forth herein. The Investor is not relying on any oral representation not otherwise contained in the Investment Documents in deciding to subscribe for the Note.

4.          Investment Representations. The Investor understands that the Note is being offered and sold in reliance upon certain exemptions from the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and non-public offering exemptions of the securities laws of the states in which the Note may be offered or sold. The Investor further represents and warrants as follows:

a.           Note Not Registered; Indefinite Holding Period. The Investor has been advised that the Investor must be prepared to bear the economic risk of an investment in the Company for an indefinite period because:

(i)          of the nature of the Company’s operations and the risks involved;

(ii)         the Note is not registered under applicable securities laws and regulations, and the Company does not intend that it be registered; and

(iii)        the securities into which the Note is convertible, when issued, will not be registered under applicable securities laws and regulations, and the Company does not intend that it be registered.

b.           Illiquidity. The Investor understands that there is not and will not be a market for the Note or the securities into which the Note is convertible in the foreseeable future. The Company is not obligated to create or support a secondary market in its securities.

c.           Purchase for Own Account. The Investor represents that the Note is being acquired, and the securities into which the Note is convertible will be acquired, solely for the Investor’s own account for investment and not with a view toward, or for resale in connection with, any “distribution” (as that term is used in the Securities Act) of all or any portion thereof.

d.           General Solicitation. The Investor is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

e.           Further Representations. The Investor further represents and warrants that:

(i)          The Investor:

(A)         If not an individual, is duly organized, validly existing and in good standing under the laws of its state of organization.

(B)         Has full power to execute, deliver and perform this Subscription and Investor Rights Agreement.

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Mota Group, Inc

(ii)         This Subscription and Investor Rights Agreement has been duly executed and delivered by the Investor after receiving all required internal and external approvals and constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms.

(iii)        The execution of and performance of the transactions contemplated by this Subscription and Investor Rights Agreement and compliance with its provisions by the Investor will not violate any provision of law by the Investor and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, any agreement or document to which the Investor is a party or otherwise bound, or any decree, judgment, order, statute, rule or regulation applicable to the Investor.

(iv)        The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor was not formed for the specific purpose of acquiring the Note.

5.          Securities Law Matters. The Investor agrees not to offer, sell, pledge, hypothecate or otherwise transfer or dispose of teh Note or the securities into which the Note is convertible in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Company, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition.

6.          Representations of the Company. At the time of the acceptance by the Company of this Subscription and Investor Rights Agreement, the Company hereby represents and warrants to the Investor as follows:

a.           Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Subscription and Investors Rights Agreement. A true, correct and complete copy of the Governance Document of the Company has been furnished to the Investor.

b.           Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Subscription and Investor Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, this Subscription and Investor Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Subscription and Investor Rights Agreement and to carry out and perform its obligations under the terms of this Subscription and Investor Rights Agreement.

c.           Valid Issuance of the Note. The authorization, issuance, sale and delivery of the Note has been duly authorized by all requisite corporate action of the Company.

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Mota Group, Inc

d.           Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Subscription and Investor Rights Agreement, and the consummation of the transactions contemplated herein have been obtained, other than such filings required to be made after the closing under applicable federal and state securities laws.

e.           No Conflict. The execution and delivery of this Subscription and Investor Rights Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Governance Document or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets.

7.          Expenses. The Investor and the Company shall each bear their own expenses incurred in connection with the negotiation and execution of this Subscription and Investor Rights Agreement and the transactions contemplated hereby.

8.          Covenants for the Benefit of the Investor. The Company agrees to the following covenants for the benefit of the Investor:

a.           Delivery of Financial Statements and Other Information. The Company shall deliver to the Investor:

(i)          as soon as practicable after the end of each fiscal year of the Company, financial statements for the year;

(ii)         as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, a summary of the principal cash expenditures for the quarter, together with a current equity capitalization table as of the end of such month but only if there are material changes from the table most recently furnished; each such communication shall be accompanied by a brief narrative relating to material developments in the business; and

(iii)         such other information relating to the financial condition, business, prospects or corporate affairs of the Company the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under any circumstances to (i) provide information which the Company reasonably deems in good faith to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) would adversely affect the attorney-client privilege between the Company and its counsel.

b.           Confidentiality. The Investor agrees that it will keep confidential and will not disclose or divulge any information obtained from the Company that is and remains confidential.

c.           Expiration of Covenants. The provisions of Sections 8 shall automatically expire upon the earlier of the following events: (i) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or (ii) the closing of the Company’s first public offering of Common Stock on a firm commitment basis pursuant to an effective registration statement under the Securities Act.

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Mota Group, Inc

9.          Miscellaneous.

a.           Notices. When any notice is required or authorized hereunder, such notice shall be given in writing and by personal delivery, Federal Express, fax or email addressed to the party for which it is intended if to the Investor, to the address, fax number or email address of the Investor set forth on the signature page hereto, as it may subsequently be changed on the Company’s books by notice from the Investor; and if to the Company, to the address indicated as its principal executive offices on its website, attention: President. A notice shall be deemed given on the date it is personally delivered or sent by fax or email or one business day after deposit with Federal Express, specifying next business day delivery, with written verification of receipt.

b.           Successors and Assigns. This Subscription and Investor Rights Agreement shall be binding upon the heirs, executors, administrators, successors, and assignees of the Investor.

c.           Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Investor shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

d.           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

e.           Choice of Law. This Subscription and Investor Rights Agreement shall be governed by, and construed in accordance with, the internal laws of New York without regards to the choice of law provisions thereof and, to the extent it involves any United States statute or regulations, in accordance therewith.

f.            Survival of Representations. The Investor agrees that all of the warranties, representations, acknowledgments, confirmations, covenants and promises made in this Subscription and Investor Rights Agreement shall survive its execution and delivery.

g.           Counterparts. This Subscription and Investor Rights Agreement may be executed in any number of counterparts each of which shall be deemed an original and which, taken together, shall form one and the same agreement. Execution and delivery of this Subscription and Investor Rights Agreement may be evidenced by faxed or emailed signatures.

h.           Integration. This Subscription and Investor Rights Agreement and such documents expressly referenced herein are the complete and exclusive agreement between the parties with regard to the subject matter hereof and supersedes any and all prior discussions, negotiations and memoranda related hereto.

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Mota Group, Inc

i.            Amendment. This Subscription and Investor Rights Agreement is one of a series of subscription and investor rights agreements entered into by the company and certain other investors in connection with the transactions contemplated in the Offering Memorandum, and the terms of this Subscription and Investor Rights Agreement may be amended or waived only by the joint consent of the Company and the holders of a majority of the aggregate principal amount of Notes issued pursuant to the Offering Memorandum. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, the holders of the Notes, and each permitted transferee of the Notes.

MOTA GROUP, INC.

By:
Michael Faro, President

[Investor signature page follows.]

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Mota Group, Inc

MOTA®

MOTA GROUP, INC.

Investor Signature Page to

Subscription and Investors Rights Agreement

The Investor hereby executes this Subscription and Investor Rights Agreement. By executing this signature page, the Investor attests and swears, under the pains and penalties of perjury, that (initial all that apply) the Investor is:

1. ACCREDITATION STATUS
☐	A corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.
☐	A natural person whose net worth, or joint net worth with my spouse, exceeds $1,000,000 (net worth being defined as the excess of (a) my total assets (excluding the estimated fair market value of my primary residence) over (b) my total liabilities (excluding indebtedness secured by my primary residence up to the fair market value of such residence, but including (i) any indebtedness secured by my primary residence in excess of the residence’s fair market value and (ii) any indebtedness (or increase in pre-existing indebtedness) secured by such residence incurred within 60 days of the purchase date of the Notes other than as a result of the acquisition of such residence).
☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.
☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes.
☐	An entity in which all of the equity owners fall within one of the categories set forth above.

2.          INVESTMENT INFORMATION

Aggregate Principal Amount of Notes purchased:

3.          INVESTOR INFORMATION

Name of Investor:	Social Security/Tax ID:

Email Address:	Fax Number:

Street Address:

Mailing Address (If different)

4.          SIGNATURE

ACCEPTED AND AGREED

INVESTOR	COMPANY

BY:	BY:

NAME/TITLE:		NAME: Michael Faro
TITLE: President
DATE:
DATE:

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